NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (this “Agreement”) is dated effective as of March 28, 2014, by and between Guaranty Bancorp, a Delaware Corporation (“Guaranty”), and Paul W. Taylor (the “Executive”).  Guaranty and the tax-controlled group of which it is a member are collectively referred to herein as the “Company”.

WHEREAS, the Executive and Guaranty desire to enter into this Agreement in connection with the grant to the Executive of a special retention stock award and other good and valuable consideration, the receipt and sufficiency of which the Executive hereby acknowledges.

NOW, THEREFORE, the Executive and Guaranty agree as follows:

1.	Definitions.

a. “Cause” means the Executive’s (i) act of illegal conduct or gross misconduct; (ii) act of fraud, embezzlement or theft in connection with the business of the Company; (iii) disclosure of confidential information or trade secrets of the Company or confidential information relating to customers of the Company or a subsidiary or affiliate; (iv) act constituting a felony or a misdemeanor involving moral turpitude for which the Executive is convicted by any federal, state or local authority, or to which the Executive enters a plea of guilty or nolo contendere; (v) unlawful use or possession of illegal drugs on the Company’s premises or while performing his duties and responsibilities owing to the Company; (vi) act or omission that causes the Executive to be disqualified or barred by any governmental or self-regulatory authority from serving in the Executive’s employment capacity or losing any governmental or self- regulatory license that is reasonably necessary for the Executive to perform the Executive’s responsibilities to the Company; or (vii) being subject to the prohibitions of Section 19(a)(1) of the Federal Deposit Insurance Act.

b. “Date of Termination” means (i) if the Executive’s employment is terminated by the Executive, the date specified in the notice of termination, which shall not be less than 30 days after notice of termination is given (unless the Company selects an earlier Date of Termination); or (ii) if the Executive’s employment is terminated by the Company, the date specified in the notice of termination.

c. “Good Reason” means, without the Executive’s express written consent, the occurrence of any of the following events:

i. a material and sustained reduction in the Executive’s authority, duties and responsibilities to the Company;

ii. a reduction in the Executive’s base salary, unless such reduction applies generally to other similarly-situated employees of the Company; or

iii. the Company requiring the Executive to be based more than 60 miles from the location of the Executive’s place of employment, except for normal business travel or relocation for less than six months in connection with the Executive’s duties with the Company;

provided that, in each case, (A) the Executive shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 30 days following the first occurrence of such circumstances; (B) the Company shall have 30 days following receipt of such notice to cure such circumstances; and (C) if the Company has not cured such circumstances within such 30-day period, the Executive shall terminate his employment not later than 30 days after the end of such 30-day period.

2.

Confidential Information.  In the performance of the Executive’s duties, the Executive has previously had, and may in the future have, access to confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, data, specifications and processes presently owned or at any time hereafter developed by the Company or its agents or consultants or used presently or at any time hereafter in the course of its business, that are not otherwise part of the public domain (collectively, the “Confidential Material”). All such Confidential Material is considered secret and has been and/or will be disclosed to the Executive in confidence. The Executive agrees that:

a. the Confidential Material constitutes proprietary information of the Company which draws independent economic value, actual or potential, from not being generally known to the public or to other persons who could obtain economic value from its disclosure or use, and that the Company has taken efforts reasonable under the circumstances, of which this Section 2 is an example, to maintain its secrecy;

b. except in the performance of the Executive’s duties to the Company, the Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material; provided, however, the foregoing shall not apply to a disclosure of such Confidential Material that the Executive becomes legally compelled to disclose if, prior to making such disclosure, the Executive shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, the Executive shall furnish only that portion of such Confidential Material or take only such action as he is legally required by binding order and shall exercise his reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded any such Confidential Material; and

c. all records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company’s business, which the Executive has prepared, used or encountered shall be and remain the Company’s sole and exclusive property and shall be included in the Confidential Material, and, upon the Executive’s termination of employment with the Company, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material and copies thereof not previously delivered to the Company, that may be, or at any previous time has been, in the Executive’s possession or under the Executive’s control.

3.

Nonsolicitation.  The Executive agrees that, for a period of two years following the Executive’s Date of Termination resulting from the Executive’s termination for Cause or resignation other than for Good Reason, the Executive shall not, in any manner, directly or indirectly, either for himself or for or through any affiliate, individual, corporation, partnership, joint venture or other entity (without the prior written consent of the Company):  (a) Solicit any Client, supplier, licensee or other business relationship of the Company (or anyone who was a Client, supplier, licensee or other business relationship of the Company within the 12 months prior to the Date of Termination) to transact business with a Competitive Enterprise or to reduce or refrain from doing business with the Company; (b) interfere with or damage any relationship between the Company and a Client; or (c) Solicit anyone who is then an employee of the Company (or who was an employee of the Company within the 12 months prior to the Date of Termination) to resign from the Company or to apply for or accept employment with any other business or enterprise. For purposes of this Agreement: (i) “Competitive Enterprise”  means (A) all banking and financial products and services that are substantially similar to those offered by the Company or other business in which the Company is engaged (or proposed to be engaged) in on the Date of Termination; (B) any enterprise engaged in any other type of business in which the Company is also engaged, so long as the Executive is or was involved in such other business on behalf of the Company; or (C) any enterprise that holds any equity, voting or profit participation interest in any enterprise that engages in such a competitive activity; (ii) “Client” means any client or prospective client of the Company; and (iii) “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, induces, advises, encourages or requests any person to take or refrain from taking any action. The Executive shall not be deemed to violate this Section 3 solely by virtue of having an interest in any entity the stock of which is publicly traded if the Executive is the owner of not more than 2% of the outstanding shares of any class of stock of such entity, provided that the Executive has no active participation in the business of such entity (other than voting the Executive’s stock) and the Executive does not provide services to such entity in any capacity (whether as an employee, an independent contractor or consultant, a board member, or otherwise). As used herein, the term “indirectly” shall include, without limitation, the Executive’s permitting the use of the Executive’s name by any Competitive Enterprise to Solicit, induce or interfere with any employee, officer, representative, agent, customer, client supplier, licensee or other business relationship of the Company.

4.

Noncompetition.  The Executive agrees that, for a period of two years following the Executive’s Date of Termination resulting from the Executive’s termination for Cause or resignation other than for Good Reason, the Executive shall not, directly or indirectly, either for himself or for or through any affiliate, individual, corporation, partnership, joint venture or other entity (without the prior written consent of the Company) carry on, participate in or otherwise associate with (including as a director, officer, employee, partner, consultant, agent or advisor) a Competitive Enterprise in the Restricted Territory.  For purposes of this Agreement, “Restricted Territory”  means the geographic area of all counties in which the Company has a branch or other facility, determined as of the Date of Termination, plus El Paso County, Colorado.  The Executive acknowledges and agrees that the Executive is part of “executive and management personnel” of the Company within the meaning of C.R.S. § 8-2-113(2). The Executive shall not be deemed to violate this Section 4 solely by virtue of having an interest in any entity the stock of which is publicly traded if the Executive is the owner of not more than 2% of the outstanding shares of any class of stock of such entity, provided that the Executive has no active participation in the business of such entity (other than voting the Executive’s stock) and the Executive does not provide services to such entity in any capacity (whether as an employee, an independent contractor or consultant, a board member, or otherwise).

5.

Remedies.  The Executive acknowledges that any violation of Section 2,  3 or 4 of this Agreement would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and therefore, in the event of any breach by the Executive of any such section, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This Section 5 shall not, however, be construed as a waiver of any of the rights which the Company may have for damages under this Agreement or otherwise, and all of the Company’s rights and remedies shall be unrestricted. In addition to the remedies the Company may seek and obtain pursuant to this Section 5, the restricted time periods set forth in Section 3 and 4, if applicable, shall be extended by any and all periods during which the Executive is in breach of Section 3 or 4.

6.

Nondisparagement. The Executive agrees that at no time during the Executive’s employment with the Company or thereafter shall he make, or cause or assist any other person or entity to make, any statement or other communication to any third party, reporter, author, producer or similar person or entity or to any general public media in any form (including, without limitation, books, articles or writings of any other kind, as well as film, videotape, audio tape, computer/internet format or any other medium) which impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company or any of the directors, officers, shareholders or employees of the Company.

7.

Notice of Termination. Any purported termination of the Executive’s employment by the Company or by the Executive, as the case may be, shall be communicated by written notice of termination to the other party hereto in accordance with Section 8 hereof. For purposes of this Agreement, a “notice of termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

8.

Notice. For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given the earlier of when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to the Executive:To the address listed as the Executive’s address in the Company’s personnel files.

If to the Company:Guaranty Bancorp
1331 Seventeenth Street, Suite 345
Denver, Colorado  80202

Attention:  Corporate Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.

Continuing Obligations.  The Executive understands and agrees that, except as set forth in the following sentence, the Executive’s obligations under this Agreement continue until the Date of Termination and for a period of two years thereafter (except for the Executive’s obligations pursuant to Section 2, which shall continue indefinitely) and do not, under any circumstances or for any reason (specifically including wrongful discharge), cease upon termination of employment. The Executive and Guaranty each acknowledge and agree that the Executive’s obligations pursuant to Section 3 and 4 apply only in the event the Executive’s employment with the Company is terminated by the Company for Cause or the Executive resigns other than for Good Reason, and such obligations are limited in duration as set forth therein and in Section 5.  The Executive must inform any person or entity that seeks to engage the services of the Executive that the Executive is bound by the terms of this Agreement.

10.

No Guarantee of Employment; Other Agreements.  This Agreement does not constitute an agreement for employment.  The Executive or the Company may terminate the Executive’s employment at any time for any reason, or for no reason, subject to compliance with Section 7.  This includes termination by the Company with or without Cause and termination by the Executive with or without Good Reason, each subject to the Executive’s covenants contained herein.  This Agreement is not intended to, and does not, alter the terms of any other agreement between Company and the Executive.

11.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. A facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Agreement the day and year first above written.

EXECUTIVE:GUARANTY BANCORP:

    /s/ Paul W. Taylor  _____________     /s/ Christopher G. Treece_________

Paul W. TaylorBy: Christopher G. Treece

Its: Chief Financial Officer and Secretary